State of Delaware Secreary of State Division of Corporations Delivered 7:30 PM 03/14/2006 FILED 07:25 PM 03/14/2006 SRV 060248309 - 4027774 FILE	CERTIFICATE OF MERGER
of
HYDROGEN POWER, INC
into
EI ACQUISITION CORP.

In accordance with Section 251 of the General Corporation Law of the State of Delaware, EI Acquisition Corp., a Delaware corporation (the “Surviving Corporation”) hereby certifies as follows:

First: The name and state of incorporation of each of the constituent corporations in the merger are as follows:

Name	State of Incorporation
EI Acquisition Corp.	Delaware
Hydrogen Power, Inc.	Delaware
Second: An Agreement and Plan of Merger and Reorganization (the “Plan of Merger”) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

Third: The name of the surviving corporation of the merger is EI Acquisition Corp.

Fourth: The certificate of incorporation of EI Acquisition Corp., as amended hereby, will be the certificate of incorporation of the surviving corporation.

FIFTH: The name of EI Acquisition Corp. is hereby amended to Hydrogen Power, Inc.

SIXTH: The executed Plan of Merger is on file at the offices of the Surviving Corporation, which is: 1942 Westlake Avenue, Suite 1010, Seattle, Washington 98101.

SEVENTH: A copy of the Plan of Merger will be furnished by the Surviving Corporation, upon written request and without cost, to any stockholder of any constituent corporation.

The undersigned corporation has caused this Certificate of Merger to be signed on March 14, 2006.

EI ACQUISITION CORP.

By:/s/ Thomas B. Olson
Name: Thomas B. Olson Title: Secretary